UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018 (July 13, 2018)

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b– 2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events.

On July 13, 2018, Goldman Sachs BDC, Inc. (the “Company”) reconvened its special meeting of stockholders (the “Special Meeting”) to vote on a proposal to authorize the Company, with the approval of the Company’s board of directors, to sell or otherwise issue shares of the Company’s common stock (during the 12 months following such stockholder authorization) at a price below the then-current net asset value per share, provided the number of shares issued does not exceed 25% of its then-outstanding common stock. The Special Meeting was originally scheduled for June 15, 2018 but was adjourned until July 13, 2018 in order to allow stockholders more time to vote on the proposal as sufficient votes had not been received to reach quorum to hold the meeting. Because the Company did not obtain the necessary votes to satisfy a quorum at the reconvened Special Meeting held on July 13, 2018, the Company closed the reconvened Special Meeting without conducting any business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: July 18, 2018	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer